Exhibit 99.1

KODIAK OIL & GAS CORP. ANNOUNCES

2012 FINANCIAL & OPERATIONAL RESULTS

Highlights Include:

•                  2012 OIL & GAS SALES OF $409 MILLION, A 241% INCREASE FROM 2011

•                  Q4-12 OIL & GAS SALES OF $131 MILLION, 138% INCREASE FROM Q4-11 AND 17% INCREASE FROM Q3-12

•                  2012 ADJUSTED EBITDA OF $317 MILLION, 315%  GROWTH FROM 2011

•                  Q4-12 ADJUSTED EBITDA OF $107 MILLION, 205% GROWTH FROM Q4-11 AND 20% INCREASE FROM Q3-12

DENVER — February 28, 2013 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (NYSE: KOG), an oil and gas exploration and production company with primary assets in the Williston Basin of North Dakota, today announced financial results for the three and 12-month periods ended December 31, 2012.  The Company furnished a comprehensive operations update and reported 2012 estimated proved reserves and production and sales volumes in a news release on February 20, 2013.

Financial Results

For the fourth quarter-ended December 31, 2012, the Company reported oil and gas sales of $130.8 million, as compared to $55.0 million during the same period in 2011, an increase of 138%.  Kodiak reported an overall 153% increase in quarter-over-quarter equivalent sales volumes with 1.7 million barrels of oil equivalent (MMBOE) sold or an average of 18,200 BOE per day (BOE/d) during the fourth quarter 2012, as compared to 662 thousand BOE, or an average of 7,200 BOE/d in the same period in 2011.  Oil and gas sales were $408.7 million for the year ended December 31, 2012, as compared to $120.0 million for 2011, representing a 241% increase.  For 2012, Kodiak reported a 250% increase in oil sales volumes and a 532% increase in gas sales volumes, reflecting an overall 267% increase in equivalent sales volumes, compared to 2011.  The Company reported sales volumes for 2012 of 5.3 MMBOE, as compared to 1.4 MMBOE during 2011.  Crude oil revenue accounted for approximately 96% of oil and gas sales recorded during the fourth quarter and year ended December 31, 2012.

Adjusted EBITDA, a non-GAAP measure, was $106.6 million for the fourth quarter 2012, as compared to $35.0 million in the same period in 2011, reflecting a 205% increase.  Kodiak defines Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depletion, depreciation, amortization, and accretion (iv) amortization of deferred financing costs and debt premium, (v) impairment, (vi) non-cash expenses relating to share based payments recognized under ASC Topic 718, (vii) pre-tax unrealized gains and losses on foreign currency, and (viii) pre-tax unrealized gain and losses on commodity price risk management activities.  Kodiak reported net cash provided by operating activities during the fourth quarter 2012 of $69.4 million, as compared to $10.8 million during the same period in 2011. For the full year ended December 31, 2012, Adjusted EBITDA was $317.1 million, as compared to $76.4 million for 2011, representing 315% growth.  Kodiak reported net cash provided by operating activities during 2012 of $272.7 million, as compared to $53.9 million in 2011.

For the fourth quarter 2012, the Company reported net income of $33.3 million, or $0.12 per diluted share, compared to a net loss of $33.8 million, or $0.15 per diluted share, for the same period in 2011.  Net income for the fourth quarter 2012 includes an unrealized loss of $5.3 million related to the mark-to-market of derivative instruments used for commodity hedging and $4.9 million in deferred income tax expense.  The net effect of the non-cash hedging activities and non-cash deferred income tax expense decreased Kodiak’s reported net income for the fourth quarter 2012 by $0.04 per diluted share.  Detailed disclosure of the Company’s derivative contracts is available in its filing on Form 10-K for the year-ended December 31, 2012.

By way of comparison, the net loss for the fourth quarter 2011 included unrealized derivative losses of $31.7 million attributed to the non-cash change in the value of derivatives utilized for commodity price risk management, which decreased Kodiak’s reported net income for the quarter by $0.14 per basic and diluted share.  Also included in the fourth-quarter 2011 net loss is $18.3 million in interest expense, of which $11.5 million was attributed to costs related to a stand-by bridge financing facility that the Company had obtained (but did not use) in conjunction with an asset acquisition transaction.

Kodiak reported record net income for the full year 2012 of $131.6 million, or $0.49 per diluted share, compared to net income of $3.9 million, or $0.02 per diluted share, for 2011.  Included in the 2012 net income are unrealized derivative gains of $31.1 million attributed to the non-cash change in the value of derivatives utilized for commodity price risk management and $26.8 million in deferred income tax expense.  The net effect of the non-cash hedging activities credit and non-cash deferred income tax expense increased Kodiak’s reported net income for 2012 by $0.02 per diluted share.  By way of comparison, net income for 2011 includes an unrealized loss of $16.2 million on mark-to-market derivative instruments, which reduced reported net income for 2011 by $0.08 per diluted share.

General and administrative expenses (G&A) for the fourth quarter of 2012 totaled $9.4 million, or $5.58 per BOE, compared to $6.4 million, or $9.71 per BOE, in the fourth quarter of 2011.  G&A expenses for the full year 2012 totaled $34.5 million, or $6.57 per BOE, as compared to $19.5 million, or $13.62 per BOE, for the full year 2011. The increase in total G&A expense for the fourth quarter and full year 2012, as compared to the same periods in 2011, is attributed primarily to the hiring of new personnel as the Company continues to expand its oil and gas operations.  As of December 31, 2012, Kodiak had 102 employees, as compared to 74 employees as of December 31, 2011.

Lease operating expenses (LOE) for the fourth quarter of 2012 totaled $10.1 million, or $6.00 per BOE, a 40% decrease per BOE over the fourth quarter of 2011 of $10.08 per BOE.  Lease operating expenses for the full year 2012 totaled $31.7 million, or $6.04 per BOE, a 30% decrease per BOE over the full year 2011 of $12.4 million, or $8.67 per BOE.  Water disposal costs, along with workovers, are the largest component of lease operating expense.  To reduce water disposal costs, Kodiak drilled four water disposal wells during the year on several of its producing areas and is currently constructing water gathering systems in these areas.  Drilling of additional water disposal wells is included in the 2013 capital expenditure budget.  Availability of both trucking and third party disposal facilities has also improved, which has helped decrease LOE on a per unit basis. While Kodiak’s workover activity and thus expenditures increased in 2012 compared to 2011, such increased activity has resulted in reduced downtime of Kodiak’s wells and improvements in the Company’s operational performance.

During the three and 12 months ended December 31, 2012, Kodiak recognized total interest expense related to its outstanding senior notes and credit facility of approximately $8.4 million and $22.9 million, respectively.  The Company capitalized interest costs of $10.3 million for the fourth quarter of 2012 and $46.0 million for the full-year 2012.

The following table summarizes the Company’s costs on a per-unit basis for the periods shown:

Kodak Oil & Gas Corp,						% Change
Unit Cost Analysts	Q4-12	Q3-12	Q4-11	2012	2011	Sequential	Q-o-Q	Y-o-Y
Sales Volumes in Barrels of Oil Equivalent (MBOE)	1,678	1,459	662	5,254	1,432	15%	153%	267%
Average Price Received Oil ($ Bbl)	$83.27	$82.96	$83.35	$83.00	$86.05	0%	0%	-4%
Average Price Received Gas ($ Mcf)	5.83	5.20	8.00	5.53	8.22	12%	-27%	-33%
Lease Operating Expense ($ BOE)	6.00	5.77	10.08	6.04	8.67	4%	-40%	-30%
Production Tax ($ BOE)	8.56	8.19	8.69	8.34	9.04	4%	-2%	-8%
DD&A Expense ($ BOE)	30.65	29.97	25.71	29.62	22.40	2%	19%	32%
Gathering, Transportation & Marketing Expense ($ BOE)	2.15	1.77	1.43	1.89	1.07	22%	51%	77%
Total G&A Expense ($ BOE)	5.58	6.26	9.71	6.57	13.62	-11%	-43%	-52%
Non-cash Stock-based Compensation Expense ($ BOE)	$1.97	$1.90	$2.55	$2.12	$3.63	4%	-23%	-42%

Q4-12 Results Teleconference Call

In conjunction with Kodiak’s release of its financial and operating results, investors, analysts and other interested parties are invited to participate in a conference call with management on Friday, March 1, 2013 at 11:00 a.m. Eastern Standard Time.

Kodiak Oil & Gas Corp. Q4-12 Financial and Operating Results Conference Call

Date:	Friday, March 1, 2013

Time:	11:00 a.m. EST
10:00 a.m. CST
9:00 a.m. MST
8:00 a.m. PST

Call:	(888) 647-1602 (US/Canada) and (706) 902-2175 (International); Passcode: 96325533

Internet:	Live and rebroadcast over the Internet: http://us.meeting-stream.com/kodiakoilgascorp_030113

Replay:

Available through Friday, March 15, 2013 at (855) 859-2056 (US/Canada)

and (404) 537-3406 (International) using passcode: 96325533 and for 30 days at http://us.meeting-stream.com/kodiakoilgascorp_030113

Upcoming Investor Conferences

Kodiak also today announced management’s participation in upcoming investor conferences.

Conference	City	Date	Time	Webcast Link
Wells Fargo Securities 4th Annual Exploration & Production Forum	Boston	March 7, 2013	1x1 Format	Webcasting Unavailable
Howard Weil 41st Annual Energy Conference	New Orleans	March 20, 2013	1:15 PM CDT	Webcasting Unavailable

Presentation times and webcasting are subject to change at the discretion of the conference organizer.  Please reference Kodiak’s Presentations & Events page for further details regarding conferences and other events in which the Company may elect to participate.

About Kodiak Oil & Gas Corp.

Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas primarily in the Williston Basin in the U.S. Rocky Mountains.  For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the Company’s expectations as to its growth and development.  Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, Chairman and CEO, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11

Footnotes to the Financial Statements

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Kodiak’s filing on Form 10-K for the year-ended December 31, 2012.

KODIAK OIL & GAS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31,	December 31,
	2012	2011
ASSETS
Current Assets
Cash and cash equivalents	$24,060	$81,604
Cash held in escrow	—	12,194
Accounts receivable
Trade	35,565	28,835
Accrued sales revenues	59,875	21,974
Commodity price risk management asset	10,864	—
Inventory, prepaid expenses and other	17,210	24,294
Total Current Assets	147,574	168,901

Oil and gas properties (full cost method), at cost
Proved oil and gas properties	2,007,442	641,532
Unproved oil and gas properties	457,888	298,500
Equipment and facilities	20,954	11,186
Less-accumulated depletion, depreciation, amortization, and accretion	(290,094)	(135,586)
Net oil and gas properties	2,196,190	815,632

Cash held in escrow	—	691,764
Commodity price risk management asset	2,850	—
Property and equipment, net of accumulated depreciation of $1,113 at December 31, 2012 and $618 at December 31, 2011	1,846	1,276
Deferred financing costs, net of amortization of $17,995 at December 31, 2012 and $15,029 at December 31, 2011	25,176	21,904
Total Assets	$2,373,636	$1,699,477
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$190,596	$78,402
Accrued interest payable	6,090	5,808
Commodity price risk management liability	304	11,925
Total Current Liabilities	196,990	96,135

Noncurrent Liabilities
Credit facilities	295,000	100,000
Senior notes, net of accumulated amortization of bond premium of $378 at December 31, 2012 and $0 at December 31, 2011	805,622	650,000
Commodity price risk management liability	4,288	10,035
Deferred tax liability, net	26,800	—
Asset retirement obligations	9,064	3,627
Total Noncurrent Liabilities	1,140,774	763,662

Total Liabilities	1,337,764	859,797

Stockholders’ Equity:
Common stock - no par value; unlimited authorized
Issued and outstanding: 265,273,314 shares as of December 31, 2012 and 257,987,413 shares as of December 31, 2011	1,008,678	944,070
Retained earnings (accumulated deficit)	27,194	(104,390)
Total Stockholders’ Equity	1,035,872	839,680

Total Liabilities and Stockholders’ Equity	$2,373,636	$1,699,477

KODIAK OIL & GAS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

	For the Years Ended December 31,
	2012	2011	2010
Revenues:
Oil sales	$390,425	$115,692	$30,212
Gas sales	18,265	4,294	783
Total revenues	408,690	119,986	30,995

Operating expenses:
Oil and gas production	85,498	26,885	6,795
Depletion, depreciation, amortization and accretion	155,634	32,068	8,234
General and administrative	34,528	19,495	12,190
Total operating expenses	275,660	78,448	27,219

Operating income	133,030	41,538	3,776

Other income (expense)
Gain (loss) on commodity price risk management activities	44,602	(20,114)	(6,146)
Interest income (expense), net	(22,911)	(18,887)	(39)
Other income	3,663	1,338	7
Total other income (expense)	25,354	(37,663)	(6,178)

Income (loss) before income taxes	158,384	3,875	(2,402)

Income tax expense	26,800	—	—

Net income (loss)	$131,584	$3,875	$(2,402)

Net income (loss) per common share:
Basic	$0.50	$0.02	$(0.02)
Diluted	$0.49	$0.02	$(0.02)

Weighted average common shares outstanding:
Basic	263,531,408	197,579,298	131,444,440
Diluted	267,671,296	200,551,992	131,444,440

KODIAK OIL & GAS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years Ended December 31,
	2012	2011	2010

Cash flows from operating activities:
Net income (loss)	$131,584	$3,875	$(2,402)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	155,634	32,068	8,234
Amortization of deferred financing costs and debt premium	2,588	15,029	83
Unrealized (gain) loss on commodity price risk management activities, net	(31,082)	16,217	5,743
Stock-based compensation	11,156	5,200	4,456
Deferred income taxes	26,800	—	—
Changes in current assets and liabilities:
Accounts receivable-trade	(5,540)	(17,507)	(8,765)
Accounts receivable-accrued sales revenue	(37,901)	(17,396)	(2,668)
Prepaid expenses and other	6,465	(2,082)	(544)
Accounts payable and accrued liabilities	9,350	13,075	5,804
Accrued interest payable	282	5,434	374
Cash held in escrow	3,343	—	—
Net cash provided by operating activities	272,679	53,913	10,315

Cash flows from investing activities:
Acquired oil and gas properties and facilities	(588,420)	(311,405)	(108,649)
Oil and gas properties	(753,609)	(232,360)	(69,891)
Sale of oil and gas properties	2,752	3,264	—
Equipment, facilities and other	(10,176)	(4,758)	(2,691)
Tubular goods	(28,625)	(15,490)	(18,778)
Cash held in escrow	30,000	(30,000)	—
Net cash used in investing activities	(1,348,078)	(590,749)	(200,009)

Cash flows from financing activities:
Borrowings under credit facilities	380,000	350,808	97,308
Repayments under credit facilities	(185,000)	(290,808)	(57,308)
Proceeds from the issuance of senior notes	156,000	650,000	—
Proceeds from the issuance of common shares	2,609	543,990	240,424
Cash held in escrow	670,615	(673,958)	—
Debt and share issuance costs	(6,369)	(62,790)	(14,417)
Net cash provided by financing activities	1,017,855	517,242	266,007

Increase (decrease) in cash and cash equivalents	(57,544)	(19,594)	76,313

Cash and cash equivalents at beginning of the period	81,604	101,198	24,885

Cash and cash equivalents at end of the period	$24,060	$81,604	$101,198

Supplemental cash flow information
Oil & gas property accrual included in accounts payable and accrued liabilities	$155,385	$52,541	$9,426

Oil & gas property acquired through common stock	$49,798	$14,425	$—

Cash paid for interest	$66,095	$6,898	$176

Cash paid for income taxes	$—	$—	$—

KODIAK OIL & GAS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended December 31,
	2012	2011
Revenues:
Oil sales	$124,423	$53,104
Gas sales	6,423	1,907
Total revenues	130,846	55,011

Operating expenses:
Oil and gas production	28,048	13,373
Depletion, depreciation, amortization and accretion	51,430	17,014
General and administrative	9,362	6,426
Total operating expenses	88,840	36,813

Operating income	42,006	18,198

Other income (expense)
Gain (loss) on commodity price risk management activities	4,022	(34,082)
Interest income (expense), net	(8,353)	(18,289)
Other income	477	418
Total other income (expense)	(3,854)	(51,953)

Income (loss) before income taxes	38,152	(33,755)

Income tax expense	4,860	—

Net income (loss)	$33,292	$(33,755)

Net income (loss) per common share:
Basic	$0.13	$(0.15)
Diluted	$0.12	$(0.15)

Weighted average common shares outstanding:
Basic	264,123,021	229,294,591
Diluted	267,887,351	229,294,591

KODIAK OIL & GAS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$33,292	$(33,755)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	51,430	17,014
Amortization of deferred financing costs and debt premium	688	14,352
Unrealized loss on commodity price risk management activities, net	5,306	31,726
Stock-based compensation	3,301	1,686
Deferred income taxes	4,860	—
Changes in current assets and liabilities:	—
Accounts receivable-trade	4,550	(10,786)
Accounts receivable-accrued sales revenue	(11,787)	(10,022)
Prepaid expenses and other	(1,395)	(8,751)
Accounts payable and accrued liabilities	(5,063)	3,986
Accrued interest payable	(15,758)	5,326
Net cash provided by operating activities	69,424	10,776

Cash flows from investing activities:
Acquired oil and gas properties and facilities	—	(239,899)
Oil and gas properties	(226,590)	(93,341)
Sale of oil and gas properties	—	1,132
Equipment, facilities and other	(2,016)	(7,091)
Tubular goods	1,295	359
Cash held in escrow	—	(12,329)
Net cash used in investing activities	(227,311)	(351,169)

Cash flows from financing activities:
Borrowings under credit facilities	180,000	261,000
Repayments under credit facilities	—	(216,000)
Proceeds from the issuance of senior notes	—	650,000
Proceeds from the issuance of common shares	739	374,433
Cash held in escrow	—	(673,958)
Debt and share issuance costs	(542)	(52,119)
Net cash provided by financing activities	180,197	343,356

Increase in cash and cash equivalents	22,310	2,963

Cash and cash equivalents at beginning of the period	1,750	78,641

Cash and cash equivalents at end of the period	$24,060	$81,604

Supplemental cash flow information
Oil & gas property accrual included in accounts payable and accrued liabilities	$155,385	$52,541

Cash paid for interest	$33,741	$6,898

Cash paid for income taxes	$—	$—

In evaluating its business, Kodiak considers earnings before interest, income taxes, depletion, depreciation, amortization, and accretion, amortization of deferred financing costs and debt premium, impairment, gains or losses on foreign currency, gains or losses on commodity price risk management activities, and stock-based compensation expense, (“Adjusted EBITDA”) as a key indicator of financial operating performance and as a measure of the ability to generate cash for operational activities, future capital expenditures and an indication of our potential borrowing base under our credit facility.  Adjusted EBITDA is not a Generally Accepted Accounting Principle (“GAAP”) measure of performance. The Company uses this non-GAAP measure to compare its performance with other companies in the industry that make a similar disclosure, as a measure of its current liquidity, in developing our capital expenditure budget, to evaluate our compliance with covenants under our credit facility and as a component of the corporate objectives to which we tie the vesting of equity-based awards made to senior executives. The Company believes that this measure may also be useful to investors for the same purpose and for an indication of the Company’s ability to generate cash flow at a level that can sustain or support our operations and capital investment program, and that disclosure of this measure provides investors with visibility as to the corporate objectives that affect our executive compensation program. Investors should not consider this measure, or other non-GAAP measures such as net income excluding the effect of unrealized derivative losses, in isolation or as a substitute for operating income or loss, cash flow from operations determined under GAAP or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of Adjusted EBITDA and net income for the three and 12 months ended December 31, 2012 and 2011 is provided in the table below:

KODIAK OIL & GAS CORP.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	For the Three Months Ended December 31,
	2012	2011
Reconciliation of Adjusted EBITDA:

Net income (loss)	$33,292	$(33,755)
Add back:
Depreciation, depletion, amortization and accretion	51,430	17,014
Amortization of deferred financing costs and debt premium	688	14,352
Unrealized loss on commodity price risk management activities	5,306	31,726
Stock based compensation expense	3,301	1,686
Income tax expense	4,860	—
Interest expense	7,680	3,961
Adjusted EBITDA	$106,557	$34,984

	For the Years Ended December 31,
	2012	2011	2010
Reconciliation of Adjusted EBITDA:

Net income (loss)	$131,584	$3,875	$(2,402)
Add back:
Depreciation, depletion, amortization and accretion	155,634	32,068	8,234
Amortization of deferred financing costs and debt premium	2,588	15,029	83
Gain on foreign currency exchange	—	—	(1)
Unrealized (gain) loss on commodity price risk management activities	(31,082)	16,217	5,743
Stock based compensation expense	11,156	5,200	4,456
Income tax expense	26,800	—	—
Interest expense	20,374	3,961	79
Adjusted EBITDA	$317,054	$76,350	$16,192